EXHIBIT 10.12.1

AMENDMENT

TO

SEMICONDUCTOR MANUFACTURING AGREEMENT

This Amendment serves to amend the Wafer Manufacturing Agreement (“Agreement”) originally executed on or about May 1, 2002, by and between Advanced Analogic Technologies, Inc. (“CUSTOMER”) and Hynix Semiconductor Inc, and Hynix Semiconductor America Inc. (“FOUNDRY”). The parties hereby agree the below terms and conditions are added to and made a part of the Agreement, effective May 1, 2005:

WHEREAS, since the Effective Date of the Agreement, the Agreement has been assigned from FOUNDRY to MagnaChip Semiconductor Inc.

WHEREAS, the initial Term of the Agreement is scheduled to expire on May 1, 2005; and

WHEREAS, both parties desire to amend Section 6.1 of the Agreement to extend the Term of the Agreement to November 30, 2005;

NOW THEREFORE, the parties agree as follows:

Section 6.1 shall be deleted in its entirety and replaced with the following:

“This Agreement will become effective as of the Effective Date when signed by the parties and will continue in effect until November 30, 2005, unless it is earlier terminated as set forth below. The term of this agreement may be extended by the written, mutual consent of the Parties at any time prior to the expiration date of this Agreement.”

All other terms and conditions of the Agreement which are not in conflict with the terms and conditions stated herein shall remain in full force and effect.

IN WITNESS WHEREOF the parties have caused this Amendment to be executed by their duly authorized representatives and is effective as of the date first set forth above.

MagnaChip Semiconductor Inc.		Advanced Analogic Technologies, Inc.

Signature:	/s/ YOUM HOH	Signature:	/s/ KEVIN D’ANGELO
Name:	YOUM HOH	Name:	KEVIN D’ANGELO
Title:	PRESIDENT & CEO	Title:	Vice President
Date:	JULY 20, 2005	Date:	JULY 21, 2005

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